LIMITED ACCESS State Street Corporation Second Quarter 2013 Financial Highlights July 19, 2013 Exhibit 99.3

2 Forward-Looking Statements This presentation contains forward-looking statements as defined by United States securities laws, including statements relating to our goals and expectations regarding our business, financial condition, results of operations, investment portfolio performance and strategies, the financial and market outlook, governmental and regulatory initiatives and developments, and the business environment. Forward-looking statements are often, but not always, identified by such forward-looking terminology as "plan," "expect," "look," "believe," "anticipate," "estimate," "seek," "may," "will," "trend," "target," "strategy," and "goal," or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to July 19, 2013. Important factors that may affect future results and outcomes include, but are not limited to: the financial strength and continuing viability of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposure, including, for example, the direct and indirect effects on counterparties to the current sovereign debt risks in Europe and other regions; financial market disruptions or economic recession, whether in the U.S., Europe or other regions internationally; increases in the volatility of, or declines in the level of, our net interest revenue, changes in the composition of the assets recorded in our consolidated statement of condition and the possibility that we may be required to change the manner in which we fund those assets; the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities and inter-bank credits, and the liquidity requirements of our clients; the level and volatility of interest rates and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally; the credit quality, credit agency ratings, and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss in our consolidated statement of income; our ability to attract deposits and other low-cost, short-term funding, and our ability to deploy deposits in a profitable manner consistent with our liquidity requirements and risk profile; the manner in which the Federal Reserve and other regulators implement the Dodd-Frank Act, Basel III, European legislation with respect to banking and financial activities and other regulatory initiatives in the U.S. and internationally, including regulatory developments that result in changes to our structure or operating model, increased costs or other changes to the provision of our services; adverse changes in required regulatory capital ratios, whether arising under the Dodd-Frank Act, Basel II or Basel III, or due to changes in regulatory positions or regulations in jurisdictions in which we engage in banking activities; increasing requirements to obtain necessary approvals of the Federal Reserve and our other regulators for the use, allocation or distribution of our capital or for other specific capital actions or programs, including acquisitions, dividends and equity repurchases, without which our growth plans, distributions to shareholders, equity purchase programs or other capital initiatives may be restricted; changes in law or regulation that may adversely affect our, our clients' or our counterparties' business activities and the products or services that we sell, including additional or increased taxes or assessments thereon, capital adequacy requirements and changes that expose us to risks related to compliance; the maintenance of credit agency ratings for our debt and depository obligations as well as the level of credibility of credit agency ratings; delays or difficulties in the execution of our previously announced Business Operations and Information Technology Transformation program, which could lead to changes in our estimates of the charges, expenses or savings associated with the planned program, resulting in increased volatility of our earnings; the results of, and costs associated with, government investigations, litigation, and similar claims, disputes, or proceedings; the possibility that our clients will incur substantial losses in investment pools for which we act as agent, and the possibility of significant reductions in the valuation of assets; adverse publicity or other reputational harm; dependencies on information technology, complexities and costs of protecting the security of our systems and difficulties with protecting our intellectual property rights; our ability to grow revenue, attract and/or retain and compensate highly skilled people, control expenses and attract the capital necessary to achieve our business goals and comply with regulatory requirements; potential changes to the competitive environment, including changes due to regulatory and technological changes, the effects of consolidation, and perceptions of State Street as a suitable service provider or counterparty; potential changes in how clients compensate us for our services, and the mix of services that clients choose from us; the risks that acquired businesses and joint ventures will not achieve their anticipated financial and operational benefits or will not be integrated successfully, or that the integration will take longer than anticipated, that expected synergies will not be achieved or unexpected disynergies will be experienced, that client and deposit retention goals will not be met, that other regulatory or operational challenges will be experienced and that disruptions from the transaction will harm relationships with clients, employees or regulators; the ability to complete acquisitions, divestitures and joint ventures, including the ability to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions; our ability to recognize emerging needs of clients and to develop products that are responsive to such trends and profitable to the company; the performance of and demand for the products and services we offer, including the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products; and the potential for new products and services to impose additional costs on us and expose us to increased operational risk; our ability to measure the fair value of the investment securities recorded in our consolidated statement of condition; our ability to control operating risks, data security breach risks, information technology systems risks and outsourcing risks, and our ability to protect our intellectual property rights, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will prove insufficient, fail or be circumvented; changes in accounting standards and practices; and changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2012 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this presentation speak only as of the date hereof, July 19, 2013, and we do not undertake efforts to revise those forward-looking statements to reflect events after that date. This presentation presents certain highlights of, and also material supplemental to, State Street’s news release announcing its second-quarter 2013 financial results. That news release contains a more detailed discussion of many of the matters described in this presentation and is accompanied by detailed financial tables. This presentation is designed to be reviewed together with that news release, which is available on State Street’s website and is incorporated herein by reference.

3 • GAAP-basis EPS of $1.24 up 27% from $0.98 in both Q1 ’13 and Q2 ’12 • GAAP-basis revenue increased 5% to $2.56 billion from $2.44 billion in Q1 ’13; up from $2.42 billion in Q2 ’12 • Operating-basis(1) EPS of $1.24 increased 29% from $0.96 in Q1 ’13; up 23% from $1.01 in Q2 ’12 • Total operating-basis revenue(1) was $2.58 billion, up over 4% from Q1 ’13; up nearly 5% from $2.46 billion in Q2 ’12 • Core total asset servicing and asset management fees increased 3% to $1.48 billion from $1.44 billion in Q1 ’13; up 11% from $1.33 billion in Q2 ’12 • Achieved positive operating leverage(2) of 97 bps compared to Q1 ’13, excluding the effect of equity incentive compensation expense for retirement-eligible employees and payroll taxes recorded in Q1 ’13, and 347 bps compared to Q2 ’12 • New business(3) – New assets to be serviced of $201 billion – 30 new alternative asset servicing mandates – Net new assets to be managed by SSgA, excluding the SPDR® Gold Exchange-Traded Fund, or ETF, of $11 billion – New business pipeline remains strong and well diversified (1) Includes operating-basis financial information where noted. Operating-basis financial highlights are a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. (2) Operating leverage is defined as the rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis. Calculations of operating leverage comparing the second quarter of 2013 to each of the first quarter of 2013 and the second quarter of 2012 are presented in the addendum linked to this presentation. The comparisons to the first quarter of 2013 both include and exclude the effect of equity incentive compensation expense for retirement-eligible employees and payroll taxes recorded in the first quarter of 2013. (3) Only a portion of such new mandates are reflected in our assets under custody and administration and our assets under management as of June 30, 2013. Distribution fees from the SPDR® Gold ETF are recorded in brokerage and other fee revenue and not in management fee revenue. Second-Quarter 2013 Financial Highlights(1)

4 Second-Quarter 2013 Financial Highlights(1) (Continued) • Market-driven revenue – Foreign-exchange trading revenue increased 17% to $171 million from Q1 ’13 due to higher volumes and volatilities – Securities finance revenue increased 68% to $131 million from Q1 ’13 due to slightly higher spreads and higher volumes primarily associated with seasonality – Operating-basis Net Interest Revenue (NIR)(1) and Net Interest Margin (NIM)(1) pressured by low interest-rate environment as expected, despite increase in the 10-year bond interest rate – NIR(1) increased 1% to $582 million from Q1 ’13 due to additional interest revenue associated with a commercial real estate loan pay-down – NIM(1) of 1.31% is unchanged from Q1 ’13 due to continued elevated higher levels of client deposits held at the Federal Reserve and other central banks – For full-year 2013, if the current elevated levels of client deposits remain, we expect: – Earning assets to grow between 5% and 7% on a full-year 2013 average basis, compared to 2012 – NIM(1) to be slightly below 130 bps • Expense management – Strong overall expense management across the organization – Achieved positive operating leverage(2) of 97 bps compared to Q1 ’13, excluding the effect of equity incentive compensation expense for retirement-eligible employees and payroll taxes recorded in Q1 ’13; achieved positive operating leverage of 347 bps compared to Q2 ’12 – Business Operations and Information Technology Transformation program – Remains on track to deliver incremental estimated pre-tax expense savings(3) in 2013 of approximately $220 million – Estimated overall program run-rate expense savings(3) expected to be in the range of $575 million to $625 million by 2015, unchanged from initial plan (1) Includes operating-basis financial information where noted. Operating-basis financial highlights are a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. (2) Operating leverage is defined as the rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis. Calculations of operating leverage comparing the second quarter of 2013 to each of the first quarter of 2013 and the second quarter of 2012 are presented in the addendum linked to this presentation. The comparisons to the first quarter of 2013 both include and exclude the effect of equity incentive compensation expense for retirement-eligible employees and payroll taxes recorded in the first quarter of 2013. (3) Estimated pre-tax expense savings relate only to the Business Operations and Information Technology Transformation program and are based on projected improvement from total 2010 operating-basis expenses. Actual total expenses of the Company have increased since 2010, and may increase or decrease in the future, due to other factors.

5 Second-Quarter 2013 Financial Highlights (Continued) • Strong capital position – Return of capital to shareholders through common stock purchases and dividends – Purchased approximately 8.5 million shares of our common stock in Q2 ’13, at an average price of $65.73 per share for a total cost of approximately $560 million, under the March 2013 program authorizing the purchase of up to $2.1 billion of common stock through Q1 ‘14 – Declared a $0.26 per share common stock dividend – Declared a non-cumulative perpetual preferred stock, Series C quarterly stock dividend of approximately $0.33 per depositary share – Capital ratios remain strong(1) – Tier 1 common ratio was 14.9% as of June 30, 2013, as calculated using currently applicable regulatory requirements under Basel I rules – Estimated pro forma Basel III tier 1 common ratio as of June 30, 2013 was 10.0% (standardized approach) and 10.9% (advanced approach), each calculated in conformity with the July 2013 final rule approved by the Federal Reserve. Under the final rule, we expect to manage to the lower of these two Basel III tier 1 common ratios (1) Estimated pro forma Basel III tier 1 common ratios are preliminary, reflect tier 1 common equity calculated under the July 2013 final rule as applicable on its January 1, 2014 effective date and are based on State Street’s present interpretations, expectations and understanding of the final rule. Refer to pages 11-12 of this presentation for important information about the July 2013 final rule, State Street's calculation of its tier 1 common ratio thereunder and factors that could influence State Street's calculation of its tier 1 common ratio. Unless otherwise specified, all capital ratios referenced in this presentation refer to State Street Corporation and not State Street Bank and Trust Company. Refer to the addendum linked to this presentation for a further description of these ratios, and for reconciliations applicable to State Street’s tier 1 common ratio.

6 Summary of Second-Quarter 2013 GAAP-Basis Financial Results $ in millions, except per share data Q2 '13 Q1 '13 Q2 '12 vs Q1 '13 vs Q2 '12 Revenue 2,560$ 2,435$ 2,423$ 5.1% 5.7% Expenses 1,798$ 1,826$ 1,772$ (1.5)% 1.5% Earnings per share (EPS) 1.24$ 0.98$ 0.98$ 26.5% 26.5% Return on average common equity (ROE) 11.3% 9.1% 10.0% Pre-tax margin 29.8% 25.0% 26.9% Average diluted common shares outstanding 461.0 462.8 488.5 % change

7 Summary of Second-Quarter 2013 Operating-Basis (Non-GAAP) Financial Results(1) (1) Results presented on an operating basis, a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. (2) Operating leverage is defined as the rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis. Calculations of operating leverage comparing the second quarter of 2013 to each of the first quarter of 2013 and the second quarter of 2012 are presented in the addendum linked to this presentation. The comparisons to the first quarter of 2013 both include and exclude the effect of equity incentive compensation expense for retirement-eligible employees and payroll taxes recorded in the first quarter of 2013. N/A Not applicable. Achieved Positive Operating Leverage compared to both Q1 ‘13 and Q2 ‘12(2) $ in millions, except per share data Q2 '13 Q1 '13 Q2 '12 vs Q1 '13 vs Q2 '12 Revenue 2,580$ 2,470$ 2,459$ 4.5% 4.9% Expenses 1,753$ 1,812$ 1,728$ (3.3)% 1.4% EPS 1.24$ 0.96$ 1.01$ 29.2% 22.8% ROE 11.3% 8.9% 10.3% Net interest margin 1.31% 1.31% 1.54% Pre-tax operating margin 32.1% 26.6% 29.8% Operating leverage(2) As reported 771 bps 347 bps Excluding the effect of Q1'13 equity incentive compensation expense for retirement-eligible employees and payroll taxes 97 bps N/A Average diluted common shares outstanding 461.0 462.8 488.5 % change

STATE STREET.

Operating-Basis (Non-GAAP) Revenue[1]

$ in millions	Q2 '13	% change Q1 '13	% change Q2 '12
Servicing fees	$ 1,201	2.2%	10.6%
Management fees	277	5.3	12.6
Trading services revenue	296	5.3	16.1
Securities finance revenue	131	67.9	(8.4)
Processing fees and other revenue	100	6.4	23.5
Net interest revenue	582	0.9	(7.5)
Gains (Losses) related to investment securities, net	(7)	(450.0)	(136.8)
Total operating-basis revenue	$ 2,580	4.5%	4.9%

Growth in Core Fees and Trading Services Revenue

Key Drivers

- Sequential-quarter growth in servicing fees due primarily to net new business and stronger global equity markets; growth over Q2 '12 primarily driven by stronger global equity markets, net new business and the acquired GSAS business
- Management fees up over both Q1 '13 and Q2 '12 due to stronger equity markets and net new business
- Trading services revenue increased from Q1 '13 due to strength in foreign-exchange revenue, partially offset by a decrease in the distribution fees associated with the SPDR® Gold ETF
- Securities finance revenue increased over Q1 '13 due primarily to seasonality; decreased from Q2 '12 due primarily to lower spreads
- Processing fees and other revenue increased on a sequential-quarter basis and on a year-ago quarter basis due to a gain from the sale of an investment from one of the company's joint ventures recorded in Q2 '13
- NIR slightly higher than Q1 '13 due to $7 million in additional interest revenue associated with a commercial real estate loan pay-down, partially offset by lower yields on fixed-rate securities; NIM of 1.31% for Q2 '13 unchanged from Q1 '13

(1) Results presented on an operating basis, a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information.

8

9 Operating-Basis (Non-GAAP) Expenses(1) Key Drivers • Compensation and employee benefits expenses decreased from Q1 ’13 due primarily to the effect of the Q1 ’13 equity incentive compensation expense for retirement-eligible employees and payroll taxes; decreased from Q2 ’12 primarily due to savings associated with the execution of the Business Operations and Information Technology Transformation program, partially offset by additional expenses associated with new business and acquisitions • Information systems and communications expenses up from the year-ago quarter, primarily related to the planned transition of certain functions to service providers as part of the Business Operations and Information Technology Transformation program, as well as costs to support new business • Transaction processing services expenses up from the year-ago quarter due to higher equity market values and higher transaction volumes in the asset servicing business • Other expenses increased on a sequential- quarter basis due primarily to higher professional services fees, sales promotion and legal costs Continued Commitment to Expense Control (1) Results presented on an operating basis, a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. $ in millions Q2 '13 Q1 '13 Q2 '12 Compensation and employee benefits 917$ (11.4)% (2.7)% Information systems and communications 235 (0.8) 13.0 Transaction processing services 186 3.3 8.1 Occupancy 114 (1.7) (0.9) Other 301 23.4 3.4 Total operating-b sis expenses 1,753$ (3.3)% 1.4% % change

10 Balance Sheet Strategy and Investment Portfolio Highlights Balance Sheet Strategy Guidelines Invest in high quality assets • Invest through the cycle • Solid credit profile: ~90% AAA / AA-rated • Diversify by asset class and geography Prudently manage balance sheet within risk appetite • Target portfolio duration: ~1.5 years • Target fixed-to-floating rate ratio: ~45% / 55% of total investment portfolio • Duration gap internal guideline: ~0.25 to 0.5 years • Economic value of equity regulatory guideline: < 20% of total regulatory capital(1) Maintain a strong capital position • Optimize the balance sheet under proposed Basel III requirements • Manage the investment portfolio for capital efficiency and appropriate return, within risk guidelines Second-Quarter 2013 Investment Portfolio Highlights(2) (3) • Portfolio $116 billion, unchanged from end of Q1 ‘13 • Credit profile: ~88% AAA / AA • Portfolio duration: 1.9 years • Portfolio: 45% fixed / 55% floating • Unrealized after-tax MTM loss: $123 million • OTTI due to credit: $0 • Discount accretion of $47 million during the quarter related to former conduit assets; approximately $620 million expected to accrue over the remaining lives of the former conduit securities(4) • Purchased $7.8 billion during the quarter; average yield: 1.60% • Duration gap: 0.42 years; Q2 ‘13 range: 0.37 years to 0.56 years • Economic value of equity: 14.7% of total regulatory capital (1) Total regulatory capital is defined as the sum of tier 1 and tier 2 risk-based capital. (2) As of period-end where applicable. (3) See appendix included with this presentation for a description of the investment portfolio. (4) Based on numerous assumptions, including holding the securities to maturity, anticipated prepayment speeds, credit quality and sales.

11 Capital Footnotes (1) and (2) provided on page 12. Second-Quarter 2013 Highlights • Maintained strong capital position • In Q2 ’13, purchased approximately 8.5 million common shares at an average price of $65.73 per share and a total cost of approximately $560 million • $1.5 billion remaining available for purchase under the March 2013 program authorizing the purchase of up to $2.1 billion of common stock through March 31, 2014 Returning Capital to Shareholders is a Priority Capital Ratios at June 30, 2013(1) Total capital 19.1% Tier 1 capital 16.6% Tier 1 leverage 6.9% Tier 1 common 14.9% Tangible common equity (TCE) 6.5% Estimated pro forma Basel III tier 1 common ratio at June 30, 2013(2) Estimated pro forma tier 1 common ratio calculated under July 2013 Basel III final rule, as of June 30, 2013 (standardized approach) 10.0% Estimated pro forma tier 1 common ratio calculated under July 2013 Basel III final rule, as of June 30, 2013 (advanced approach) 10.9%

12 (1) Unless otherwise specified, all capital ratios referenced in the table on page 11 and elsewhere in this presentation refer to State Street Corporation and not State Street Bank and Trust Company. Refer to the addendum linked to this presentation for a further description of these ratios, and for reconciliations applicable to State Street's tier 1 common and tangible common equity, or TCE, ratios presented in the table on page 11 of this presentation. All ratios are presented as of period-end. (2) On July 2, 2013, the Federal Reserve approved a rule intended to finalize its implementation of the Basel III framework in the U.S. The final rule consolidates, with revisions, three separate Notices of Proposed Rulemaking, or NPRs, originally issued by the Federal Reserve in June 2012. State Street’s transition period with respect to the final rules has not yet commenced. Under the final rule, State Street expects to manage to the lower of its tier 1 common ratio calculated under the Basel III standardized approach, referred to as the standardized approach, and under the Basel III advanced approach, referred to as the advanced approach. These calculations differ from those in conformity with the June 2012 NPRs. The estimated pro forma Basel III tier 1 common ratios presented in the table on page 11 of this presentation as of June 30, 2013 are preliminary estimates by State Street, calculated pursuant to the standardized and advanced approaches in accordance with the July 2013 final rule. Each of these calculations is preliminary, reflects tier 1 common equity calculated under the final rule as applicable on its January 1, 2014 effective date and is based on State Street’s present interpretations, expectations and understanding of the final rule. The estimated pro forma Basel III tier 1 common ratio as of June 30, 2013 calculated pursuant to the advanced approach in conformity with the July 2013 final rule reflects calculations and determinations with respect to State Street's capital and related matters as of June 30, 2013, based on State Street and external data, quantitative formulae, statistical models, historical correlations and assumptions, collectively referred to as “advanced systems,” in effect and used by State Street's advanced systems for those purposes as of July 19, 2013. Significant components of these advanced systems involve the exercise of judgment by State Street and its regulators, and its advanced systems may not accurately represent or calculate the scenarios, circumstances, outputs or other results for which they are designed or intended. Due to the influence of changes in these advanced systems, whether resulting from changes in data inputs, regulation or regulatory supervision or interpretation, State Street-specific or market activities or experiences or other updates or factors, State Street expects that its advanced systems and its capital ratios calculated in conformity with the Basel III framework will change and may be volatile over time, and that those latter changes or volatility could be material as calculated and measured from period to period. Refer to the addendum linked to this presentation for information concerning the specified capital ratios and for reconciliations of State Street's estimated pro forma Basel III tier 1 common ratios to the tier 1 common ratio calculated using currently applicable regulatory requirements under Basel I rules. Footnotes to Page 11

13 APPENDIX A. Investment Portfolio B. Non-GAAP Measures and Capital Ratios Pages 14-20 21

14 A. Investment Portfolio

15 Portfolio amounts are expressed at Book Value; Book Value includes the amortized cost of transferred securities at the time they were transferred. OECD=Organization for Economic Cooperation and Development FFELP=Federal Family Education Loan Program Government / Agency Structured Securities Unsecured Credit Treasuries Agency debentures Agency mortgages Small Business Administration loans OECD governments FFELP student loans Asset-backed securities (ABS) Mortgage-backed securities (MBS) Commercial mortgage-backed securities (CMBS) Covered bonds Corporate bonds Municipals $52 billion $47 billion $17 billion Investment Portfolio Investment Portfolio as of June 30, 2013

STATE STREET.

Investment Portfolio

Investment Portfolio Detail as of June 30, 2013

- 88.2% rated AAA / AA
- Constructed to perform well through periods of economic weakness
- Unrealized after-tax available for sale (AFS) gain and held to maturity (HTM) mark-to-market (MTM) loss net to $(123)M[1]
- Assets selected using rigorous credit process
- Diversified by asset class and geography

$ in billions	U.S. Treasuries & Agencies[2]	AAA	AA	A	BBB	<BBB	Not Rated[3]	Total	Unrealized After-tax MTM Gain / (Loss) ($M)
6/30/13	$32.3	$47.7	$22.1	$7.8	$3.3	$2.5	$0.1	$115.8	$(123)
	27.9%	41.2%	19.1%	6.7%	2.8%	2.2%	0.1%	100.0%	
12/31/12	$37.6	$46.0	$22.7	$8.5	$3.2	$2.1	$0.1	$120.2	$698
	31.3%	38.2%	18.9%	7.1%	2.7%	1.7%	0.1%	100.0%	
12/31/11	$32.6	$49.9	$15.5	$7.0	$2.5	$2.2	$0.1	$109.8	$(374)
	29.7%	45.4%	14.1%	6.4%	2.3%	2.0%	0.1%	100.0%	
12/31/10		$74.8	$10.6	$5.5	$2.3	$1.9	$0.2	$95.3	$(504)
		78.5%	11.1%	5.8%	2.4%	2.0%	0.2%	100.0%	
12/31/09		$67.9	$11.3	$6.8	$3.5	$7.5	$0.3	$97.3	$(2,286)
		69.7%	11.6%	7.0%	3.6%	7.8%	0.3%	100.0%	

Portfolio amounts are expressed at Book Value; Book Value includes the amortized cost of transferred securities at the time they were transferred.

(1) At 6/30/13: after-tax unrealized MTM gain/(loss) includes after-tax unrealized gain on securities available for sale of $66 million, after-tax unrealized loss on securities held to maturity of $(50) million and after-tax unrealized loss primarily related to securities previously transferred from available for sale to held to maturity of $(139) million.

(2) Beginning in August 2011, U.S. Treasuries and Agencies/Agency MBS became split rated – AAA by Moody's and AA by S&P. For dates after August 2011, these securities are classified separately in the table above and not included in either the AAA or AA classifications.

(3) Certain securities previously categorized as Not Rated, are now included in the AAA category, based on Moody's/S&P ratings.

16

STATE STREET.

Investment Portfolio

Holdings by Asset Class as of June 30, 2013

Investment	UST / AGY	AAA	AA	A	BBB	<BBB	Not Rated	Book Value ($B)	Book Value (% Total)	Unrealized After-tax MTM Gain / (Loss) ($M)	Fixed Rate / Floating Rate
	Ratings[1]										
Government/Agency securities	62%	18%	20%	—	—	—	—	$9.2	7.9%	$(164)	92% / 8%
Asset-backed securities	—	67%	26%	3%	1%	3%	—	53.2	45.9	(49)	3% / 97%
Mortgage-backed securities	93%	2%	1%	1%	1%	2%	—	28.5	24.6	29	85% / 15%
Commercial mortgage-backed securities	2%	79%	9%	8%	1%	1%	—	6.1	5.3	(7)	65% / 35%
Corporate bonds	—	—	12%	55%	33%	—	—	6.6	5.7	83	94% / 6%
Covered bonds	—	100%	—	—	—	—	—	1.8	1.6	4	31% / 69%
Municipal bonds	—	17%	63%	18%	1%	—	1%	5.7	4.9	(3)	99% / 1%
Clipper tax-exempt bonds/other	—	52%	34%	12%	—	—	2%	$4.7	4.1	(16)	22% / 78%
TOTAL PORTFOLIO	28%	41%	19%	7%	3%	2%	0%	$115.8[2]	100.0%	$(123)[2]	45% / 55%

Portfolio amounts are expressed at Book Value; Book Value includes the amortized cost of transferred securities at the time they were transferred.

(1) U.S. Treasuries and Agencies/Agency MBS are split rated - AAA by Moody's and AA+ by S&P. These securities are classified separately in the table above and not included in either the AAA or AA classifications.

(2) At 6/30/13: after-tax unrealized MTM gain/(loss) includes after-tax unrealized gain on securities available for sale of $66 million, after-tax unrealized loss on securities held to maturity of $(50) million and after-tax unrealized loss primarily related to securities previously transferred from available for sale to held to maturity of $(139) million.

17

18 Ratings(1) Book Value ($B) Book Value (% Total) Unrealized After-tax MTM Gain / (Loss) ($M) Investment UST / AGY AAA AA A BBB <BBB Not Rated Student Loans — 31% 66% 2% — 1% — $16.8 31.6% $(202) Credit Cards — 99% — — 1% — — 10.9 20.5 (6) Auto/Equipment — 98% — 1% 1% — — 4.7 8.8 8 Non-US RMBS — 81% 6% 5% 2% 6% — 14.0 26.3 128 CLOs — 69% 30% — — 1% — 5.0 9.4 81 Sub-Prime — 3% 4% 25% 17% 51% — 1.4 2.6 (63) HELOC — — — 27% — 73% — 0.0 0.0 (3) Other — — 3% 73% 23% 1% — 0.4 0.8 8 TOTAL ABS — 67% 26% 3% 1% 3% — $53.2 100.0% $(49) Portfolio amounts are expressed at Book Value; Book Value includes the amortized cost of transferred securities at the time they were transferred. 1) U.S. Treasuries and Agencies/Agency MBS are split rated - AAA by Moody’s and AA+ by S&P. These securities are classified separately in the table above and not included in either the AAA or AA classifications. RMBS = Residential Mortgage Backed Securities; CLO = Collateralized Loan Obligation; HELOC = Home Equity Line of Credit Investment Portfolio Asset-backed Securities Holdings as of June 30, 2013

19 Ratings(1) Book Value ($B) Book Value (% Total) Unrealized After-tax MTM Gain / (Loss) ($M) Investment UST / AGY AAA AA A BBB <BBB Not Rated Agency MBS 100% — — — — — — $26.4 76.3% $31 Non-Agency MBS — 26% 9% 19% 12% 34% — 2.1 6.1 (2) CMBS 2% 79% 9% 8% 1% 1% — 6.1 17.6 (7) TOTAL MBS 77% 15% 2% 3% 1% 2% — $34.6 100.0% $22 (1) U.S. Treasuries and Agencies/Agency MBS are split rated - AAA by Moody’s and AA+ by S&P. These securities are classified separately in the table above and not included in either the AAA or AA classifications. Investment Portfolio Mortgage-backed Securities Holdings as of June 30, 2013

20 Gov't/Agency 11.9% ABS: FRMBS 49.1% ABS: All Other 23.2% Corp 6.0% Cov'd 6.3% Other 3.5% AAA 76.8% AA 11.0% A 6.1% BBB 3.0% BB 2.4% <BB 0.7% NR 0.0% Non-U.S. Investments: Ratings Non-U.S. Investments: Asset Class (1) Sovereign debt is reflected in the government agency column. (2) Country of collateral used except for Corporates, where country of issuer is used. Excludes equity securities of approximately $0.1 billion. (1) Investment Portfolio Non-U.S. Investment Summary as of June 30, 2013 June 30, 2013 Book Book Value ($B) Value Average Gov't/ ABS ABS Corporate Covered ($B) Rating Agency (1) FRMBS All Other Bonds Bonds Other United Kingdom 10.2$ AAA -$ 7.2$ 2.4$ 0.4$ 0.2$ -$ Australia 5. AA - 3.0 1.0 0.2 0.5 1.0 Netherlands 3.8 AAA - 3.3 0.2 0.2 0.1 - Germany 2.1 AAA - - 2.1 - - - Canada 2.0 AAA 1.6 - - 0.3 0.1 - France 1.4 AAA - - 0.8 0.2 0.4 - Japan 1.0 AA 1.0 - - - - - Korea 0.8 AA 0.8 - - - - - Italy 0.3 BBB - 0.1 - 0.2 - - Norway 0.3 AAA - - 0.1 - 0.2 - Finland 0 3 AAA - - - - 0.3 - Spain 0.2 BBB - 0.2 - - - - Ireland 0.1 B - 0.1 - - - - Portugal 0.1 BB - 0.1 - - - - Other 0.2 A - - - 0.2 - - Non-U.S. Investments (2) 28.5$ 3.4$ 14.0$ 6.6$ 1.7$ 1.8$ 1.0$ U.S. Investments 87.3 Total Portfolio 115.8$

21 B. Non-GAAP Measures and Capital Ratios Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. To access the addendum go to www.statestreet.com/stockholder and click on “Filings & Reports – Financial Trends”.